Haynie & Company

Certified Public Accountants
& Management Consultants

1785 West 2320 South
Salt Lake City, UT 84119

801-972-4800
801-972-8941
www.HaynieCPAs.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of Worksport, LTD of our report dated April 13, 2021 relating to our audit of the December 31, 2020 and 2019 consolidated financial statements, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
May 14, 2021